EXHIBIT 99

For Immediate Release

SCOTT'S LIQUID GOLD-INC.
ANNOUNCES FIRST QUARTER OPERATING RESULTS

DENVER, Colorado (May 12, 2006) -- Scott's Liquid Gold-Inc.
(OTC BB: "SLGD"), which develops, manufactures and markets household and skin care products, today announced its operating results for the first quarter of 2006.

For the three months ended March 31, 2006, net sales were $4,155,800 compared with net sales of $5,522,500 in the first quarter of the previous year. The Company reported a net loss of $1,047,700 or ($0.10) per share, in the most recent quarter, versus a net loss of $394,900 or ($0.04) per share, in the three months ended March 31, 2005.

Mark E. Goldstein, Chairman of the Board and Chief Executive Officer of Scott's Liquid Gold-Inc., commented "During the first quarter of 2006, we experienced an increase in sales of our Scott's Liquid Gold wood care products and our Neoteric line of skin care products, while experiencing a decrease in sales of our Montagne Jeunesse line of skin care products and a decrease in sales of our Touch of Scent air freshener line of products. Our net loss for the first quarter of 2006 was $1,047,700 versus a loss of $394,900 in the first quarter of 2005. The loss for 2006 was primarily due to lower sales of the Montagne Jeunesse product line coupled with an increase in advertising of our Alpha Hydrox skin care line."

Scott's Liquid Gold-Inc. develops, manufactures and markets high quality household and consumer products, including Scott's Liquid Gold wood cleaners/preservatives, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric Diabetic Skin Care products. Scott's Liquid Gold-Inc. assembles and packages Scott's Liquid Gold Mold Control 500. Scott's Liquid Gold-Inc. also distributes skin care and other sachets of Montagne Jeunesse. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web: www.scottsliquidgold.com, www.alphahydrox.com, www.touchofscent.com, and www.neotericdiabetic.com.

This press release may contain "forward-looking" statements within the meaning of U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995. Forward-looking statements and the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of each of our significant products in the marketplace;
the degree of success of any new product or product line introduction by us; consumer acceptance of the new Alpha Hydrox products; competitive factors; any decrease in distribution of (i.e., retail stores carrying) our significant products; continuation of our distributorship agreement with Montagne Jeunesse; the need for effective advertising of our products; limited resources available for such advertising; new competitive products and/or technological changes; dependence upon third party vendors and upon sales to major customers; changes in the regulation of our products, including applicable environmental regulations; adverse developments in pending litigation; the loss of any executive officer; and other risks discussed in this release and in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact:
Jeffry B. Johnson at (303) 373-4860



SCOTT'S LIQUID GOLD-INC.
& Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)



						      Quarter ended March 31,
                                        ---------------------------
                                            2006            2005
						    (Unaudited)     (Unaudited)
                                       ------------     -----------
Net sales                              $ 4,155,800      $ 5,522,500

Operating costs and expenses:
     Costs of sales                      2,243,500        3,107,500
     Advertising                           593,700          276,500
     Selling                             1,425,500        1,475,300
     General and administrative            912,100        1,022,800
                                       ------------     ------------
                                         5,174,800        5,882,100
                                       ------------     ------------
Loss from operations                    (1,019,000)        (359,600)
Interest income                             12,600           12,700
Interest expense                           (41,300)         (48,000)
                                       ------------     ------------
                                        (1,047,700)        (394,900)
                                       ------------     ------------
Income tax expense (benefit)                  -                -
                                       ------------     ------------
Net loss                               $(1,047,700)     $  (394,900)
                                       ============     ============

Loss per common share:
     Basic and Diluted                 $     (0.10)     $     (0.04)
                                       ============     ============

Weighted average shares outstanding:
     Basic and Diluted                  10,503,000       10,471,000
                                       ============     ============